Exhibit 2.2

GLOBAL EARTH ENERY, INC.
COMPENSATION AGREEMENT

Global Earth Energy, Inc.

1213 Culbreth Drive

Wilmington, North Carolina 28405

Re:

Offering of Common Stock Pursuant to a Joint Venture Agreement

Gentlemen:

1.

Joint Venture Compensation.  On November 22, 2010, Global Earth Energy, Inc., a Nevada corporation (the “Company”) and Reflora do Brasil, a Brazilian company (“RDB”) executed that certain Joint Venture Agreement with respect to sale by RDB of carbon credits relating to certain property located in Brazil (the “Joint Venture Agreement”).  Strategic Alliance Consulting Group, Ltd. (“Strategic Alliance”) is entitled to compensation from the Company pursuant to the Joint Venture Agreement, as follows:

(a)

62,642,973 shares of the common stock of the Company (the “Global Earth Common Stock”); and

(b)

The sum of $30,000.00 per month for four months totaling $120,000.00 (the “Cash Compensation”) to run the business lines to be brought in, (carbon credit deals, soybean, asset backed bonds, Lifecycle partnership) which includes legal costs and other costs involving the stated deals.  The Cash Compensation will be paid by the Company as and when it is able to raise sufficient funds through a private placement of shares of the Global Earth Common Stock pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.  The Company shall immediately begin the preparation of a private placement memorandum for the purpose of raising the Cash Compensation.

2.

Subscription.  The undersigned Strategic Alliance hereby applies to accept 62,642,973 shares of the Global Earth Common Stock, as part of its compensation hereunder.

3.

Representations and Warranties of Strategic Alliance.  The undersigned Strategic Alliance represents and warrants as follows:

(a)

The undersigned Strategic Alliance has received information provided to it in writing by the Company, or information from books and records of the Company, as specified below.  The undersigned Strategic Alliance understands that all documents, records and books pertaining to this investment have been made available for inspection by it, its attorney and/or its accountant and/or its “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of the Company will be available, upon reasonable notice, for inspection by Strategic Alliances during reasonable business hours at the Company’s principal place of business.  The undersigned Strategic Alliance and/or its advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning receipt of the shares of the Global Earth Common Stock, and all such questions have been answered to the full satisfaction of the undersigned Strategic Alliance.  No oral representations have been made and, to the extent oral information has been furnished to the undersigned Strategic Alliance or its advisers in connection with the Joint Venture, such information was consistent with all written information furnished

(b)

Specifically, the undersigned Strategic Alliance was provided with access to the Company’s filings with the Securities and Exchange Commission, including the following:

(i)

The Company’s annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and, if requested by the undersigned Strategic Alliance in writing, a copy of the Company’s most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)

The information contained in an annual report on Form 10-K pursuant to the Exchange Act.

(iii)

The information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iv)

A brief description of the securities being offered hereby, and any material changes in the Company’s affairs that are not disclosed in the documents furnished.

(c)

The undersigned Strategic Alliance (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Global Earth Common Stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d)

The undersigned Strategic Alliance recognizes that the Global Earth Common Stock as an investment involves special risks, including those disclosed to the undersigned Strategic Alliance by the Company.

(e)

The undersigned Strategic Alliance understands that the shares of the Global Earth Common Stock have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  The undersigned Strategic Alliance understands that the shares of the Global Earth Common Stock received by it must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  The undersigned Strategic Alliance further understands that the Company has not agreed and is under no obligation to register the Global Earth Common Stock on its behalf or to assist it in complying with any exemption from registration.

(f)

The shares of the Global Earth Common Stock are being accepted solely for its own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the shares of the Global Earth Common Stock.  The undersigned Strategic Alliance or its advisers have such knowledge and experience in financial, tax, and business matters to enable it to utilize the information made available to it in connection with the Joint Venture Agreement to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g)

The undersigned Strategic Alliance is authorized and otherwise duly qualified to purchase and hold the Global Earth Common Stock.

(h)

All information which the undersigned Strategic Alliance has provided to the Company concerning itself, its financial position, and its knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to its subscription being accepted, it will immediately provide the Company with such information.

(i)

The undersigned Strategic Alliance understands and agrees that the following restrictions and limitations are applicable to its purchase and its resales, hypothecations or other transfers of the Global Earth Common Stock pursuant to Regulation D under the Securities Act:

(i)

The undersigned Strategic Alliance agrees that the shares of the Global Earth Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of the Global Earth Common Stock are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii)

A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of the Global Earth Common Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(iii)

Stop transfer instructions to the transfer agent of the Global Earth Common Stock have been or will be placed with respect to the Global Earth Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv)

The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned Strategic Alliance of certificate(s) or other document(s) for transfer.

(j)

The undersigned Strategic Alliance understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Global Earth Common Stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)

The undersigned Strategic Alliance acknowledges and is aware that it never has been represented, guaranteed, or warranted to it by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the Global Earth Common Stock or of the overall financial performance of the Company.

(l)

The undersigned Strategic Alliance acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that it can bear the economic risk of this investment; (ii) it has relied upon the advice of the Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned Strategic Alliance; and (iii) the Purchaser Representative has confirmed to it, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and the Company or its affiliates.

(m)

The undersigned Strategic Alliance acknowledges that the Company has made available to it or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to it and to evaluate the merits and risks of this investment.

(n)

The undersigned Strategic Alliance confirms that it has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to it and the documents relating thereto on its behalf and have advised it of the business and financial aspects and consequences of and potential liabilities associated with its investment in the Global Earth Common Stock.  The undersigned Strategic Alliance represents that it has made other risk capital investments or other investments of a speculative nature, and by reason of its business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to investments of this nature.  In reaching the conclusion that it desires to acquire the Global Earth Common Stock, the undersigned Strategic Alliance has carefully evaluated its financial resources and investments and acknowledges that it is able to bear the economic risks of this investment.

(o)

The undersigned Strategic Alliance acknowledges that all information made available to it and/or the Purchaser Representative, if any, and/or personal advisers in connection with its investment in the Global Earth Common Stock, including the information furnished to it, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(p)

The undersigned Strategic Alliance is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

4.

Indemnification.  The undersigned Strategic Alliance agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of the undersigned Strategic Alliance to fulfill any of the terms or conditions of this subscription, or by reason of any breach of the representations and warranties made by the undersigned Strategic Alliance herein, or in any document provided by the undersigned Strategic Alliance to the Company.

5.

Survival.  The foregoing representations, warranties and undertakings are made with the intent that they may be relied upon in determining the undersigned Strategic Alliance’s suitability as a stockholder in the Company and the undersigned Strategic Alliance hereby agrees that such representations and warranties shall survive its acceptance of the Global Earth Common Stock in connection with the Joint Venture Agreement.  The undersigned Strategic Alliance hereby acknowledges and agrees that it is not entitled to cancel, terminate or revoke this Agreement, or any agreements hereunder, and that this Agreement and such agreements shall survive (a) changes in the transactions, documents, and instruments previously furnished to the undersigned Strategic Alliance which are not materially adverse, and (b) the undersigned Strategic Alliance’s death or disability.

6.

Incorporation by Reference.  The Joint Venture Agreement and all other agreements or documents referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

7.

Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned Strategic Alliance or to the Company at the respective addresses set forth herein.

8.

Miscellaneous.

(a)

Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned Strategic Alliance, the undersigned Strategic Alliance does not thereby or in any other manner waive any rights granted to the undersigned Strategic Alliance under federal or state securities laws.

(b)

Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(c)

In the event of any conflict between the terms of this Agreement or the Joint Venture Agreement, the terms of this Agreement shall control.

(d)

This Agreement contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

(e)

This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Nevada and all obligations hereunder shall be deemed performable in Hanover County, North Carolina.

IN WITNESS WHEREOF, I have executed this Agreement as of November 22, 2010.

__________________

(Signature)

__________________

(Print or Type Name)

__________________

Social Security Number

__________________

Address

Agreed to on November 22, 2010.

GLOBAL EARTH ENERY, INC.

By_________________________________

    Sydney A. Harland, Chief Executive Officer